UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
November 28, 2006
CRAFTMADE INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	000-26667 (Commission File No.)	75-2057054 (IRS Employer Identification No.)
650 South Royal Lane, Suite 100
Coppell, Texas 75019
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (972) 393-3800
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 1.02 Termination of a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
SIGNATURES
2006 Long-Term Incentive Plan
Incentive Stock Option Agreement
Non-qualified Stock Option Agreement
Stock Appreciation Rights Agreement
Restricted Stock Award Agreement

Section 1 – Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement.
Adoption of 2006 Long-Term Incentive Plan and Cancellation of Prior Plans
On November 28, 2006, the stockholders of Craftmade International Inc., a Delaware corporation (the “Company”), approved the Company’s 2006 Long-Term Incentive Plan (the “2006 Plan”). Subject to certain adjustments as described in the 2006 Plan, 400,000 shares of common stock, $0.01 par value of the Company (“Common Stock”) may be issued pursuant to awards under the 2006 Plan. Any awards granted under the 2006 Plan will reduce the number of shares of Common Stock that may be issued pursuant to the 2006 Plan, even if the settlement of the award will not require the issuance of shares of the Common Stock. Shares of Common Stock acquired upon the exercise of an award that are tendered in payment of the purchase price of such award or to satisfy tax withholding obligations and shares of Common Stock covered by an award that is settled in cash shall reduce the number of shares of Common Stock available for award under the 2006 Plan and shall not be available for future awards under the 2006 Plan. However, if an award under the 2006 Plan is cancelled, forfeited or expires, in whole or in part, the shares of Common Stock subject to such forfeited, expired or cancelled award may again be awarded under the 2006 Plan.
The 2006 Plan provides for the granting of stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, dividend equivalent rights, and other awards that may be paid in cash or stock. The 2006 Plan will replace both the Company’s 1999 Stock Option Plan and its 2000 Non-Employee Director Stock Plan, under which, as of November 28, 2006:
• 300,000 shares of Common Stock were authorized for issuance to key employees, in the aggregate, under the Company’s 1999 Stock Option Plan, 200,000 of which have been issued or were issuable upon the exercise of outstanding stock options, leaving 100,000 shares of Common Stock that would have been available for future issuance under such plan.
• 75,000 shares of Common Stock were authorized for issuance to outside directors, in the aggregate, under the Company’s 2000 Non-Employee Director Stock Plan, 28,500 of which have been issued or were issuable upon the exercise of outstanding stock options, leaving 46,500 shares of Common Stock that would have been available for future issuance under such plan.
The 2006 Plan will be administered by the Compensation Committee of the Board of Directors (the “Committee”). Currently, the Committee is comprised of six independent directors. The Committee may delegate its duties to a subcommittee as provided in the 2006 Plan. The Committee will determine the persons to whom awards are to be made, determine the type, size, and terms of awards, interpret the 2006 Plan, establish and revise rules and regulations relating to the 2006 Plan, and make any other determinations that it believes necessary for the administration of the 2006 Plan.
Employees (including any employee who is also a director or an officer), consultants, and outside directors of the Company or its subsidiaries whose judgment, initiative, and efforts contributed to, or may be expected to contribute to, the successful performance of the Company are eligible to participate in the 2006 Plan. As of August 31, 2006, the Company had 131 employees, six consultants, and six independent directors who are eligible under the 2006 Plan.
A maximum of 10,000 shares of Common Stock may be granted in any one year in the form of any award to any one participant, of which a maximum of (i) 10,000 shares of Common Stock may be granted to a participant in the form of stock options or stock appreciation rights, and (ii) 10,000 shares of Common Stock may be granted to a participant in the form of restricted stock, restricted stock units, performance awards or other stock based awards.
A copy of the 2006 Plan is attached as Exhibit 10.1, and the previous description is qualified in its entirety by reference to the 2006 Plan.
Item 1.02 Termination of a Material Definitive Agreement.
The information presented in Item 1.01 hereof is hereby incorporated by reference in this Item 1.02.
Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits.
          The following exhibits are furnished with this Form 8-K.

10.1	Craftmade International, Inc. 2006 Long-Term Incentive Plan
10.2	Incentive Stock Option Agreement
10.3	Non-qualified Stock Option Agreement
10.4	Stock Appreciation Rights Agreement
10.5	Restricted Stock Award Agreement

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRAFTMADE INTERNATIONAL, INC.
Date: December 4, 2006	By:	/s/ J. Marcus Scrudder
J. Marcus Scrudder
Chief Financial Officer